Exhibit 5.1

March 5, 2018

Jerash Holdings (US), Inc. 147 W. 35th Street, Room #1603 New York, New York 10001

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Jerash Holdings (US), Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to $10,010,000 of shares of the Company’s common stock, $0.001 par value per share (the “Shares”), plus the warrants to purchase shares of the Company’s common stock, $0.001 par value per share to be issued to Network 1 Financial Securities, Inc. (the “Underwriter”) as compensation (the “Underwriter’s Warrant”) and the shares of common stock underlying the Underwriter’s Warrant (the “Underwriter’s Shares”), as described in the Company’s Registration Statement on Form S-1(File No. 333-222596) initially filed on January 18, 2018 (as amended and as may subsequently be amended, the “Registration Statement”). The Shares, the Underwriter’s Warrant and the Underwriter’s Shares are referred to herein collectively as the “Securities”. We understand that the Shares are to be sold to the public on a best efforts basis as described in the Registration Statement and pursuant to an underwriting agreement between the Company and the Underwriter (the “Underwriting Agreement”), and various subscription agreements between the Company and each of the purchasers of the Shares (the “Subscription Agreements”), substantially in the forms filed as an exhibits to the Registration Statement. We also understand that the Underwriter’s Warrant and Underwriter’s Shares are being issued as compensation pursuant to the terms of the Underwriting Agreement and the Underwriter’s Warrant attached as an exhibit thereto in the form filed as an exhibit to the Registration Statement.

March 5, 2018

In connection with the foregoing, we have examined originals or copies of such corporate records of the Company, certificates and other communications of public officials, certificates of officers of the Company and such other documents as we have deemed relevant or necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies thereof, the due authorization, execution and delivery by the parties thereto other than the Company of all documents examined by us, and the legal capacity of each individual who signed any of those documents. In addition, we have assumed that (a) each of the Underwriting Agreement and the Underwriter’s Warrant will be duly executed and delivered by all parties thereto, (b) the Underwriter has the power, corporate or otherwise, to enter into and perform its obligations under the Underwriting Agreement and that the Underwriting Agreement will be a valid and binding obligation of the Representative, (c) that there will not have occurred, prior to the date of the issuance of the Securities, (i) any change in law affecting the validity or enforceability of such Securities or (ii) any amendments to the Underwriting Agreement, (d) that at the time of the issuance and sale of the Securities, (i) the Company is validly existing and in good standing under the law of the State of Delaware, (ii) the Company has not amended its certificate of incorporation or bylaws and (iii) the board of directors of the Company and any committee thereof has not taken any action to amend, rescind or otherwise reduce its prior authorization of the issuance of the Securities, (e) the Registration Statement becomes and remains effective, and the Prospectus which is a part of the Registration Statement (the "Prospectus"), and the Prospectus delivery requirements with respect thereto, fulfill all of the requirements of the Securities Act, throughout all periods relevant to the opinion, (f) the Securities will be offered in the manner and on the terms identified or referred to in the Registration Statement, including all amendments thereto, and (g) all offers and sales of the Securities will be made in compliance with the securities laws of the states having jurisdiction thereof.

Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1.	the Shares have been duly and validly authorized for issuance and, when issued and paid for in accordance with the terms of the Underwriting Agreement and Subscription Agreement, will be validly issued, fully paid and non-assessable;

2.	the Underwriter’s Warrant has been duly and validly authorized for issuance and, when issued, sold and delivered by the Company in accordance with and in the manner described in the Registration Statement and the Underwriting Agreement, will be validly issued and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability; and

3.	the Underwriters’ Shares have been duly and validly authorized for issuance and, when issued and sold by the Company upon valid exercise of the Underwriters’ Warrant and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and the Underwriters’ Warrant, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited exclusively to applicable federal laws of the United States of America, the laws of the State of New York, and applicable provisions of the Delaware General Corporation Law as currently in effect, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

March 5, 2018

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption “Legal Matters” in the Prospectus. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

This opinion is rendered to you as of the date hereof and we assume no obligation to advise you, or any person hereafter, with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or legal conclusion or other matters of law.

Very truly yours,

/s/ Harter Secrest & Emery LLP